Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-251755, 333-263485, 333-270574, 333-277800 and 333-285627) of 908 Devices Inc. of our report dated March 9, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts

March 9, 2026